ALLEN ORGAN COMPANY



     Exhibit 21 - Subsidiaries of the Registrant



                                                                State of
     Subsidiaries Name           Trade Name (if different)   Incorporation

     Rocky Mount Instruments, Inc.                           North Carolina

     Allen Organ International, Inc.                         US Virgin Islands

     VIR, Inc.                        VIR Linear Switch      Pennsylvania

     Eastern Research, Inc.                                  New Jersey

     Linear Switch Corporation                               New Jersey

     Legacy Audio, Inc.                                      Illinois